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                                                                   EXHIBIT 10.21

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is made and entered into by and between Input/Output, Inc., a Delaware corporation (hereinafter referred to as "Employer"), and J. Michael Kirksey, an individual currently resident in Harris County, Texas (hereinafter referred to as "Employee"), effective as of January 1,2004 (the "Effective Date").

                                  WITNESSETH:

     WHEREAS, attendant to Employee's employment by Employer, Employer and Employee wish for there to be a complete understanding and agreement between Employer and Employee with respect to, among other terms, Employee's duties and responsibilities to Employer; the compensation and benefits owed to Employee; the fiduciary duties owed by Employee to Employer; Employee's obligation to avoid conflicts of interest, disclose pertinent information to Employer, and refrain from using or disclosing Employer's information;

     WHEREAS, Employer considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing its best interests and the best interests of its stockholders;

     WHEREAS, the Board of Directors of Employer (the "Board") has determined that appropriate steps should be taken to encourage the continued attention and dedication of members of Employer's management; and

     WHEREAS, Employer and Employee wish to enter into this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

Section 1. General Duties of Employer and Employee.

          (a) Employer agrees to employ Employee and Employee agrees to accept employment by Employer and to serve Employer in an executive capacity as its Executive Vice President and Chief Financial Officer. Employee will report to the Chief Executive Officer of Employer. The powers, duties and responsibilities of Employee as Executive Vice President and Chief Financial Officer include those duties that are the usual and customary powers, duties and responsibilities of such office, including those powers, duties and responsibilities specified in Employer's Bylaws, and such other and further duties appropriate to such position as may from time to time be assigned to Employee by the Chief Executive Officer of Employer or the Board.

          (b) While employed hereunder, Employee will devote substantially all reasonable and necessary time, efforts, skills and attention for the benefit of and with


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Employee's primary attention to the affairs of Employer in order that he or she may faithfully perform his or her duties and obligations. The preceding sentence will not, however, be deemed to restrict Employee from attending to matters or engaging in activities not directly related to the business of Employer, provided that (i) such activities or matters are reasonable in scope and time commitment and not otherwise in violation of this Agreement, and (ii) Employee will not become a director or officer of (or hold any substantially similar responsibility with) any corporation or other entity (excluding charitable or other non-profit organizations) without prior written disclosure to, and consent of, Employer.

          (c) At the commencement of Employee's employment by Employer, Employee will be based at Employer's corporate headquarters located at 12300 Parc Crest Drive, Stafford, Texas 77008 (the "Place of Employment").

          (d) Employee agrees and acknowledges that as an officer and employee of Employer, and consistent with the terms hereof, he or she owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of Employer and to do no act knowingly which would injure Employer's business, its interests or its reputation.

Section 2. Compensation and Benefits.

          (a) Employer will pay to Employee during the term of this Agreement a base salary at the rate of $227,000 per annum (such base salary as increased by the Compensation Committee of the Board as hereinafter provided is referred to herein as the "Base Salary"). The Compensation Committee of the Board will review the Base Salary from time to time and, during the term of this Agreement, may increase, but may not decrease, the Base Salary. The Base Salary will be paid to Employee in equal installments every two weeks or on such other schedule as Employer may establish from time to time for its management personnel.

          (b) Employee will be eligible to participate in Employer's Incentive Compensation Plan for the fiscal year 2004 with a target of 50% and a maximum of 75% of Employee's Base Salary. During each subsequent fiscal year during the term of this Agreement, Employee will be eligible, in the Board's sole discretion, to participate in that year's Incentive Compensation Plan or other replacement incentive or bonus plan Employer establishes for its key executives.

          (c) Employee will be eligible for option grants to purchase shares of Employer's common stock, $.01 par value ("Common Stock"), or other equity securities of Employer as provided under Employer's 2000 Long-Term Incentive Plan (or other stock option plan or plans Employer establishes for its key executives); such grants to be made in the sole discretion of the Board or a duly authorized committee of the Board.

          (d) Employee will be eligible to participate in Employer's Deferred Compensation Plan (or any replacement deferred compensation plan Employer establishes for its


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key executives).

          (e) Effective on the date hereof, without any requirement to accrue, Employee will be entitled to paid vacation of not less than three (3) weeks each year. Vacation may be taken by Employee at the time and for such periods as may be mutually agreed upon between Employer and Employee.

          (f) Employee will be reimbursed in accordance with Employer's normal expense reimbursement policy for all of the actual and reasonable costs and expenses incurred by him or her in the performance of his or her services and duties hereunder, including, but not limited to, travel and entertainment expenses. Employee will furnish Employer with all invoices and vouchers reflecting amounts for which Employee seeks Employer's reimbursement.

          (g) Employee will be entitled to participate in all insurance and retirement plans, incentive compensation plans (at a level appropriate to his or her position) and such other benefit plans or programs as may be in effect from time to time for the key management employees of Employer including, without limitation, those related to savings and thrift, retirement welfare, medical, dental, disability, salary continuance, accidental death, travel accident life insurance, incentive bonus, membership in business and professional organizations, and reimbursement of business and entertainment expenses. Specifically, Employee will be entitled to participate in the Input/Output Inc. Deferred Compensation Plan as long as it is made available to other key management employees.

          (h) Employer, during the term of this Agreement and thereafter without limit of time, will indemnify Employee for claims and expenses to the extent provided in Employer's Certificate of Incorporation and Bylaws. Employer will also provide Employee coverage under Employer's policy or policies of directors' and officers' liability insurance to the same extent as other executive officers of Employer during the term of this Agreement and thereafter.

          (i) All Base Salary, bonus and other payments made by Employer to Employee pursuant to this Agreement will be subject to such payroll and withholding deductions as may be required by law and other deductions applied generally to employees of Employer for insurance and other employee benefit plans in which Employee participates.

Section 3. Fiduciary Duty; Confidentiality.

          (a) In keeping with Employee's fiduciary duties to Employer, Employee agrees that he or she will not knowingly take any action that would create a conflict of interest with Employer, or upon discovery thereof, allow such a conflict to continue. In the event that Employee discovers that such a conflict exists, Employee agrees that he or she will disclose to the Board any facts which might involve a conflict of interest that has not been approved by the Board.


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          (b) As part of Employee's fiduciary duties to Employer, Employee agrees to protect and safeguard Employer's information, ideas, concepts, improvements, discoveries, and inventions and any other proprietary or confidential information relating to Employer or its business (collectively, "Confidential Information") and, except as may be required by Employer, Employee will not knowingly, either during his or her employment by Employer or thereafter, directly or indirectly, use for his or her own benefit or for the benefit of another, or disclose to another, any Confidential Information, except
(i) with the prior written consent of Employer; (ii) in the course of the proper performance of Employee's duties under this Agreement; (iii) for information that becomes generally available to the public other than as a result of the unauthorized disclosure by Employee; (iv) for information that becomes available to Employee on a nonconfidential basis from a source other than Employer or its affiliated companies who is not bound by a duty of confidentiality to Employer; or (v) as may be required by any applicable law, rule, regulation or order.

          (c) Upon termination of his or her employment with Employer, Employee will immediately deliver to Employer all documents in Employee's possession or under his or her control which embody any of Employer's Confidential Information.

          (d) In addition to the foregoing provisions of this Section 3, and effective as of the Effective Date, Employee reaffirms the duties imposed upon Employee by that certain Employee Proprietary Information Agreement dated as of January 1, 2004 by and between Employer and Employee.

          (e) Employee will comply with Employer's Code of Ethics issued on February 4,2003, and any amendments or replacement policies adopted by the Board (the "Code of Ethics").

Section 4. Term of Agreement: At-Will Employment.

    The term of this Agreement will commence effective as of the Effective Date, and, subject to the terms and conditions hereof will continue for a two-year period ending on December 31, 2005, and thereafter, the term will be automatically extended for successive periods of one year unless prior to the end of the original two-year period (or, if applicable, any such one-year period), Employer gives Employee at least ninety (90) days prior written notice that Employer has decided not to extend the term of this Agreement. Notwithstanding any provision contained herein to the contrary, Employee acknowledges that his or her employment with Employer is at will and that Employer may terminate his or her employment at any time and for any reason or for no reason at the discretion of Employer, but subject to any rights Employee has under Sections 5, 6 and 8 of this Agreement.

Section 5. Termination.

          (a) Employee's employment with Employer hereunder will terminate upon


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the first to occur of the following:

               (1) The death or "Disability" (as defined in Section 5(b) hereof) of Employee;

               (2) Employer terminates such employment for "Cause" (as defined in Section 5(c) hereof);

               (3) Employee terminates such employment for "Good Reason" (as defined in Section 5(d) hereof);

               (4) Employer terminates such employment for any reason other than Cause, or for no reason at all;

               (5) Employee terminates such employment for any reason other than Good Reason, or for no reason at all; or

               (6) Employee's sixty-fifth (65th) birthday, at which time Employee will continue to be employed by Employer as an employee at will.

          (b) As used in this Agreement, "Disability" means permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision) which has existed for at least 180 consecutive days.

          (c) As used in this Agreement, "Cause" means:

               (1) the willful and continued failure by Employee to substantially perform his or her obligations under this Agreement (other than any such failure resulting from his or her Disability) after a written demand for substantial performance has been delivered to him or her by the Board which specifically identifies the manner in which the Board believes Employee has not substantially performed such provisions and Employee has failed to remedy the situation within ten
          (10) days after such demand or a willful and material violation of the Employer's Code of Ethics;

               (2) Employee's willfully engaging in conduct materially and demonstrably injurious to the property or business of Employer, including without limitation, fraud, misappropriation of funds or other property of Employer, gross negligence that is materially injurious to the property or business of Employer, or conviction of a felony or any crime of moral turpitude; or

               (3) Employee's material breach of this Agreement which breach has not been remedied by Employee within ten (10) days after receipt by Employee of


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          written notice from Employer that he or she is in material breach of the Agreement, specifying the particulars of such breach.

For purposes of this Agreement, no act, or failure to act, on the part of Employee shall be deemed "willful" or engaged in "willfully" if it was due primarily to an error in judgment or negligence, but shall be deemed "willful" or engaged in "willfully" only if done, or omitted to be done, by Employee not in good faith and without reasonable belief that his action or omission was in the best interest of Employer. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated as a result of "Cause" hereunder unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board then in office at a meeting of the Board called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with his or her counsel, to be heard before the Board), finding that, in the good faith opinion of the Board of Directors, Employee has committed an act set forth above in this Section 5(e) and specifying the particulars thereof in detail. Nothing herein shall limit the right of Employee or his or her legal representatives to contest the validity or propriety of any such determination.

          (d) As used in this Agreement, "Good Reason" means:

               (1) Employer's failure to comply with any of the provisions of
          Section 2 of this Agreement (including, but not limited to, such a failure resulting from any reduction in the Base Salary) which failure is not remedied within ten (10) days after receipt of written notice from Employee specifying the particulars of such breach;

               (2) Employer's breach of any other material provision of this Agreement which is not remedied within ten (10) days after receipt by Employer of written notice from Employee specifying the particulars of such breach;

               (3) the assignment to Employee of any duties materially inconsistent with Employee's position, duties, functions, responsibilities or authority as contemplated by Section 1 of this Agreement; or

               (4) the relocation of Employee's principal place of performance of his or her duties and responsibilities under this Agreement to a location more than fifty miles (50) miles from the Place of Employment;

               (5) Any failure by Employer to comply with Section 11(c); or

               (6) Any purported termination of Employee's employment by Employer which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5(e) hereof (and for purposes of this Agreement, no such purported termination shall be effective).


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          (e) Any termination by Employer or Employee of Employee's employment with Employer (other than any such termination occurring on Employee's sixty-fifth (65th) birthday) shall be communicated by written notice (a "Notice of Termination") to the other party that shall:

               (1) indicate the specific provision of this Agreement relied upon for such termination;

               (2) indicate the specific provision of this Agreement pursuant to which Employee is to receive compensation and other benefits as a result of such termination; and

               (3) otherwise comply with the provisions of this Section 5(e) and
          Section 13(a).

If a Notice of Termination states that Employee's employment with Employer has been terminated as a result of Employee's Disability, the notice shall (i) specifically describe the basis for the determination of Employee's Disability, and (ii) state the date of the determination of Employee's Disability, which date shall be not more than ten (10) days before the date such notice is given. If the notice is from Employer and states that Employee's employment with Employer is terminated by Employer as a result of the occurrence of Cause, the Notice of Termination shall specifically describe the action or inaction of Employee that Employer believes constitutes Cause and shall be accompanied by a copy of the resolution satisfying Section 5(c). If the Notice of Termination is from Employee and states that Employee's employment with Employer is terminated by Employee as a result of the occurrence of Good Reason, the Notice of Termination shall specifically describe the action or inaction of Employer that Employee believes constitutes Good Reason. Any purported termination by Employer of Employee's employment with Employer shall be ineffective unless such termination shall have been communicated by Employer to Employee by a Notice of Termination that meets the requirements of this Section 5(e) and the provisions of Section 13(a).

          (f) As used in this Agreement, "Date of Termination" means:

               (1) if Employee's employment with Employer is terminated for Disability, sixty (60) days after Notice of Termination is received by Employee or any later date specified therein, provided that within such sixty (60) day period Employee shall not have returned to full-time performance of Employee's duties;

               (2) if Employee's employment with Employer is terminated as a result of Employee's death, the date of death of Employee;

               (3) if Employee's employment with Employer is terminated for Cause, the date Notice of Termination, accompanied by a copy of the resolution


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          satisfying Section 5(c), is received by Employee or any later date specified therein, provided that Employer may, in its discretion, condition Employee's continued employment upon such considerations or requirements as may be reasonable under the circumstances and place a reasonable limitation upon the time within which Employee will comply with such considerations or requirements;

               (4) if Employee's employment with Employer is terminated upon the occurrence of Employee's sixty-fifth (65th) birthday, the date of such birthday, at which time Employee will continue to be employed by Employer as an employee at will; or

               (5) if Employee's employment with Employer is terminated for any reason other than Employee's Disability, Employee's death, Cause or the occurrence of Employee's sixty-fifth (65th) birthday, or for no reason, the date that is fourteen (14) days after the date of receipt of the Notice of Termination.

Section 6. Effect of Termination of Employment.

          (a) Upon termination of Employee's employment by Employer for Cause, or by Employee for no reason or any reason other than Good Reason, all compensation and benefits will cease upon the Date of Termination other than:
(i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Employee that are earned and vested by the Date of Termination, (ii) as provided in Section 10,
(iii) Employee's Base Salary through the Date of Termination; (iv) any incentive compensation due Employee if, under the terms of the relevant incentive compensation arrangement, such incentive compensation was due and payable to Employee on or before the Date of Termination; and (v) medical and similar benefits the continuation of which is required by applicable law or provided by the applicable benefit plan.

          (b) Upon termination of Employee's employment due to the death of Employee or upon termination by Employer due to the Disability of Employee, all compensation and benefits will cease upon the Date of Termination other than:
(i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Employee that are earned and vested by the Date of Termination, (ii) as provided in Section 10,
(iii) Employee's Base Salary through the Date of Termination; (iv) any incentive compensation due Employee if, under the terms of the relevant incentive compensation arrangement, such incentive compensation was due and payable to Employee on or before the Date of Termination; and (v) medical and similar benefits the continuation of which is required by applicable law or provided by the applicable benefit plan.

          (c) Upon termination of this Agreement due to Employee's reaching his or her sixty-fifth (65th) birthday, Employee will continue to be employed by Employer as an


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employee at will.

          (d) If Employee's employment with Employer is terminated (i) by Employer for no reason or for any reason other than Cause, the death or Disability of Employee, or Employee's reaching his or her sixty-fifth (65th) birthday, or (ii) by Employee for Good Reason, the obligations of Employer and Employee under Sections 1 and 2 will terminate as of the Date of Termination, and Employer will pay or provide to Employee the following:

               (1) Employee's Base Salary through the Date of Termination;

               (2) incentive compensation due Employee, if any, under the terms of the relevant incentive compensation arrangement, which, in the absence of any agreement to the contrary, shall be the pro rata amount due to Employee based on payments that would be due if Employee had remained employed by Employer for the full fiscal year;

               (3) during the twelve-month period following the Date of Termination, Employer shall pay to Employee an aggregate amount (the "Severance Payment") equal to (i) one time (1.0x) Employee's Base Salary at the highest annual rate in effect on or before the Date of Termination (but prior to giving effect to any reduction therein which precipitated such termination) plus (ii) Employee's bonus payment, if any, made in the fiscal year prior to the year in which the Date of Termination occurs, which Severance Payment will be paid to Employee in twelve (12) equal monthly installments during such one-year period; and

               (4) if immediately prior to the Date of Termination, Employee (and, if applicable, his or her spouse and/or dependents) was covered under Employer's group medical, dental, health and hospital plan in effect at such time, then Employer shall provide to Employee for twelve (12) months after the Date of Termination, and provided that Employee has timely elected under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), to continue coverage under such plan, Employer will, at no greater cost or expense to Employee than was the case immediately prior to the Date of Termination, maintain such continued coverage in full force and effect.

Except as otherwise provided above and in Sections 7 and 10, all other compensation and benefits will cease upon the Date of Termination other than the following: (i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Employee that are earned and vested by the Date of Termination, (ii) any rights Employee or his survivors may have under any grants of options to purchase Employer's Common Stock, restricted stock grants, performance share grants, or other similar equity compensation plans; and (iii) medical and similar benefits the continuation of which is required by applicable law or as provided by the applicable benefit plan. As a condition to making the


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payments and providing the benefits specified in this Section 6(d), Employer will require that Employee execute a release of all claims Employee may have against Employer at the time of Employee's termination. Such release will be in substantially the same form as Exhibit A attached hereto.

          (e) If (i) a "Change in Control" (as defined in Section 6(f) hereof) shall have occurred, the following shall occur immediately upon the occurrence of such Change in Control:

               (1) each option to acquire Common Stock or other equity securities of Employer held by Employee immediately prior to such Change in Control issued to Employee in conjunction with or after Employee accepted employment with Employer shall accelerate and become fully vested and exercisable, regardless of whether or not the vesting conditions set forth in the relevant stock option agreement have been satisfied, and shall remain fully exercisable for a one-year period following the Date of Termination consistent with Section 5(e) hereof; and

               (2) all restrictions on any restricted Common Stock or other equity securities of Employer granted to Employee prior to such Change in Control shall be removed and such Common Stock or other equity securities shall be freely transferable (subject to applicable securities laws), regardless of whether the conditions set forth in the relevant restricted stock agreements have been satisfied in full.

          (f) For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following after the Effective Date:

               (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or any successor statute) (a "Covered Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 6(f)(1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from Employer or any subsidiary of Employer, (ii) any acquisition by Employer or any subsidiary of Employer, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Employer or any entity controlled by Employer, or (iv) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving Employer (a "Merger"), if, following such Merger, the conditions described in Section 6(f)(3)(i) and (ii) are satisfied; or


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               (2) individuals who, as of the Effective Date, constitute the
          Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Employer's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (a solicitation by any person or group of persons for the purpose of opposing a solicitation of proxies or consents by the Board with respect to the election or removal of Directors at any annual or special meetings of stockholders) or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or

               (3) Approval by the stockholders of Employer of a Merger, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportion as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the hoard of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger; or

               (4) the sale or other disposition of all or substantially all of the assets of Employer.

Section 7. Excise Tax.

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by, or benefit from, Employer or any of its affiliates to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (any such payments, distributions or benefits being individually referred to herein as a "Payment," and any two or more of such payments, distributions or benefits being referred to herein as "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code (such excise tax, together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment or payments (individually referred to herein as a "Gross-Up Payment" and any two or more of such additional payments being referred to herein as "Gross-Up Payments") in an amount such that after payment by Employee of all taxes (as defined in Section 7(i))


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imposed upon the Gross-Up Payment, Employee retains an amount of such Gross-Up
Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 7(c) through (i), any determination (individually, a "Determination") required to be made under this
Section 7(b), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall initially be made, at Employer's expense, by nationally recognized tax counsel selected by Employer ("Tax Counsel"). Tax Counsel shall provide detailed supporting legal authorities, calculations, and documentation both to Employer and Employee within 15 business days of the termination of Employee's employment, if applicable, or such other time or times as is reasonably requested by Employer or Employee. If Tax Counsel makes the initial Determination that no Excise Tax is payable by Employee with respect to a Payment or Payments, it shall furnish Employee with an opinion reasonably acceptable to Employee that no Excise Tax will be imposed with respect to any such Payment or Payments. Employee shall have the right to dispute any Determination (a "Dispute"). The Gross-Up Payment, if any, as determined pursuant to such Determination shall, at Employer's expense, be paid by Employer to or for the benefit of Employee within five business days of Employee's receipt of such Determination. The existence of a Dispute shall not in any way affect Employee's right to receive the Gross-Up Payment in accordance with such Determination. If there is no Dispute, such Determination shall be binding, final and conclusive upon Employer and Employee, subject in all respects, however, to the provisions of Section 7(c) through (i) below. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by Employer should have been made ("Underpayment"), and if upon any reasonable written request from Employee or Employer to Tax Counsel, or upon Tax Counsel's own initiative, Tax Counsel, at Employer's expense, thereafter determines that Employee is required to make a payment of any Excise Tax or any additional Excise Tax, as the case may be, Tax Counsel shall, at Employer's expense, determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Employer to or for the benefit of Employee.

          (c) Employer shall defend, hold harmless, and indemnify Employee on a fully grossed-up after tax basis from and against any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgments, settlements, costs and expenses (including reasonable attorneys', accountants', and experts' fees and expenses) with respect to any tax liability of Employee resulting from any Final Determination (as defined in Section 7(h)) that any Payment is subject to the Excise Tax.

          (d) If a party hereto receives any written or oral communication with respect to any question, adjustment, assessment or pending or threatened audit examination, investigation or administrative, court or other proceeding which, if pursued successfully, could result in or give rise to a claim by Employee against Employer under this Section 7 ("Claim"), including, but not limited to, a claim for indemnification of Employee by Employer under

Section 7(c), then such party shall promptly notify the other party hereto in writing of such Claim ("Tax Claim Notice").

          (e) If a Claim is asserted against Employee ("Employee Claim"), Employee shall take or cause to be taken such action in connection with contesting such Employee Claim as Employer shall reasonably request in writing from time to time, including the retention of counsel and experts as are reasonably designated by Employer (it being understood and agreed by the parties hereto that the terms of any such retention shall expressly provide that Employer shall be solely responsible for the payment of any and all fees and disbursements of such counsel and any experts) and the execution of powers of attorney.

          (f) Employer shall have the right to defend or prosecute, at the sole cost, expense and risk of Employer, such Employee Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by Employer to a Final Determination; provided, however, that (i) Employer shall not, without Employee's prior written consent, enter into any compromise or settlement of such Employee Claim that would adversely affect Employee, (ii) any request from Employer to Employee regarding any extension of the statute of limitations relating to assessment, payment, or collection of taxes for the taxable year of Employee with respect to which the contested issues involved in, and amount of, Employee Claim relate is limited solely to such contested issues and amount, and (iii) Employer's control of any contest or proceeding shall be limited to issues with respect to Employee Claim and Employee shall be entitled to settle or contest, in his sole and absolute discretion, any other issue raised by the Internal Revenue Service or any other taxing authority. So long as Employer is diligently defending or prosecuting such Employee Claim, Employee shall provide or cause to be provided to Employer any information reasonably requested by Employer that relates to such Employee Claim, and shall otherwise cooperate with Employer and its representatives in good faith in order to contest effectively such Employee Claim. Employer shall keep Employee informed of all developments and events relating to any such Employee Claim (including, without limitation, providing to Employee copies of all written materials pertaining to any such Employee Claim), and Employee or his authorized representatives shall be entitled, at Employee's expense, to participate in all conferences, meetings and proceedings relating to any such Employee Claim.

          (g) In the case of any Employee Claim that is defended or prosecuted to a Final Determination pursuant to the terms of this Section 7(g), Employer shall pay, on a fully grossed-up after tax basis, to Employee in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Employee Claim that have not theretofore been paid by Employer to Employee, together with the costs and expenses, on a fully grossed-up after tax basis, incurred in connection therewith that have not theretofore been paid by Employer to Employee, within ten calendar days after such Final Determination. In the case of any Employee Claim not covered by the preceding sentence, Employer shall pay, on a fully grossed-up after tax basis, to Employee in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Employee Claim at least ten calendar days before the date payment of such taxes is due from Employee, except where payment of such taxes is sooner required under the provisions of this
Section 7(g), in which case payment of such taxes (and payment, on a fully grossed-up after tax basis, of any costs and expenses required to be paid under this Section 7(g)) shall be made within the time and in the manner otherwise provided in this Section 7(g).

          (h) For purposes of this Agreement, the term "Final Determination" shall mean (A) a decision, judgment, decree or other order by a court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (B) a final and binding settlement or compromise with an administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (C) any disallowance of a claim for refund or credit in respect to an overpayment of tax unless a suit is filed on a timely basis; or (D) any final disposition by reason of the expiration of all applicable statutes of limitations.

          (i) For purposes of this Agreement, the terms "tax" and "taxes" mean any and all taxes of any kind whatsoever (including, but not limited to, any and all Excise Taxes, income taxes, and employment taxes), together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax, or additional amounts.

Section 8. Expenses of Enforcement.

     Upon demand by Employee made to Employer, Employer shall reimburse Employee for the reasonable expenses (including attorneys' fees and expenses) incurred by Employee after a Change in Control in enforcing or seeking to enforce the payment of any amount or other benefit to which Employee shall have become entitled under this Agreement as a result of the termination of Employee's employment with Employer within two (2) years after the Employee's Date of Termination, including, but not limited to, those incurred in connection with any arbitration concerning same initiated pursuant to Section 14 (regardless of the outcome of such arbitration). To the extent that any such reimbursement would be subject to the Excise Tax, then Employee shall be entitled to receive Gross-Up Payments in an amount such that after payment by Employee of all taxes imposed on such Gross-Up Payments, Employee retains an amount equal to the Excise Tax imposed upon the reimbursement, and the other provisions of Section 7 hereof shall also apply to such circumstance unless the context thereof otherwise indicates.

Section 9. No Obligation to Mitigate; No Rights of Offset.

          (a) Employee shall not be required to mitigate the amount of any payment or other benefit required to be paid to Employee pursuant to this Agreement, whether by seeking other employment or otherwise, nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by Employee as a result of employment by another person.

          (b) Employer's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any setoff, counterclaim, recoupment, defense or other claim, right or action which Employer may have against Employee or others.

Section 10. No Effect on Other Rights.

     Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any plan, program, policy or practice of or provided by Employer or any of its affiliates and for which Employee may qualify, nor shall anything herein limit or otherwise affect such rights as Employee may have under any stock option or other agreements with Employer or any of its affiliates. Amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan, program, policy or practice of or provided by, or any other contract or agreement with, Employer or any of its affiliates at or subsequent to the Date of Termination shall be payable or otherwise provided in accordance with such plan, program, policy or practice or contract or agreement except as explicitly modified by this Agreement.

Section 11. Successors; Binding Agreement.

          (a) This Agreement is personal to Employee and without the prior written consent of Employer shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          (b) This Agreement shall inure to the benefit of and be binding upon Employer and its successors and assigns.

          (c) Employer will require any successor (whether direct or indirect, by purchase, merger, amalgamation, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, by agreement in form and substance reasonably satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by execution and delivery of the agreement provided for in this Section 11(c) or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law or otherwise.

Section 12. Non-Competition; Non-Solicitation; No Hire.

          (a) Employee agrees that, effective as of the Effective Date and for a period of twelve (12) months after the Date of Termination (such applicable period being referred to herein as the "Non-Compete Period"), Employee shall not, without the prior written consent of Employer, directly or indirectly, anywhere in the world, engage, invest, own any interest, or participate in, consult with, render services to, or be employed by any business, person, firm or entity that is in competition with the "Business" (as defined in Section 12(d)) of Employer or any of its subsidiaries or affiliates, except for the account of Employer and its subsidiaries and affiliates; provided, however, that during the Non-Compete Period Employee may acquire, solely as a passive investment, not more than two percent (2%) of the outstanding shares or other units of any security of any entity subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. Employee acknowledges that a remedy at law for any breach or attempted breach of this covenant not to compete will be inadequate and further agrees that any breach of this covenant not to compete will result in irreparable harm to Employer, and, accordingly, Employer shall, in addition to any other remedy that may be available to it, be entitled to specific performance and temporary and permanent injunctive and other equitable relief (without proof of actual damage or inadequacy of legal remedy) in case of any such breach or attempted breach. Employee acknowledges that this covenant not to compete is being provided as an inducement to Employer to enter into this Agreement and that this covenant not to compete contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of Employer. Whenever possible, each provision of this covenant not to compete shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this covenant not to compete shall be prohibited by or invalid under applicable law, such provision of this covenant not to compete shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this covenant not to compete. If any provision of this covenant not to compete shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this covenant not to compete but shall be confined in its operation to the provision of this covenant not to compete directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this covenant not to compete should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

          (b) In addition to the restrictions set forth in Section 12(a), Employee agrees that, during the Non-Compete Period, Employee will not, either directly or indirectly, (i) make known to any person, firm or entity that is in competition with the Business of Employer or any of its subsidiaries or affiliates the names and addresses of any of the suppliers or customers of Employer or any of its subsidiaries or affiliates, potential customers of Employer or any of its subsidiaries or affiliates upon whom Employer or any of its subsidiaries or affiliates has called upon in the last twelve (12), or (ii) call on, solicit, or take away, or attempt to call on, solicit or take away any of the suppliers or customers of Employer or any of its subsidiaries or affiliates whether for Employee or for any other person, firm or entity.

          (c) Regardless of the reason for any termination of Employee's employment, effective as of the Effective Date and for twelve (12) months following the Date of Termination, Employee will not, either on his or her own account or for any other person, firm, partnership, corporation, or other entity
(i) solicit any employee of Employer or any of its subsidiaries or affiliates to leave such employment or (ii) induce or attempt to induce any such employee to breach her or his employment agreement with Employer or any of its subsidiaries or affiliates. This restriction shall not apply in the case of any employee or former employee of Employer who at his or her own initiative seeks, without solicitation or encouragement by Employee, a change of employment or responds to solicitations made by means of general advertisement.

          (d) As used in this Agreement, "Business" means the business of (i) design, manufacture, marketing and sale of equipment for seismic acquisition,
(ii) seismic processing and (iii) seismic interpretation.

          (e) In the event that Employee breaches or violates any of the terms and conditions of this Section 12 during the Non-Compete Period, then in addition to the other rights and remedies available to Employer hereunder and under Section 14 hereof, Employer's obligations to pay to Employee any remaining installments of the Severance Payment otherwise due and owing pursuant to
Section 6(d)(3) hereof, shall cease and terminate.

Section 13. Miscellaneous.

          (a) All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith will be in writing and will be delivered by hand or by registered or certified mail, return receipt requested to the addresses set forth below in this Section 13(a):

          If to Employer, to:

               Input/Output, Inc.
               12300 Parc Crest Drive
               Stafford, TX 77477
               Attention: General Counsel

          If to Employee, to:

               J. Michael Kirksey
               14803 Tumbling Falls
               Houston, Texas 77062
or to such other names or addresses as Employer or Employee, as the case may be, designate by notice to the other party hereto in the manner specified in this Section.

          (b) This Agreement (including the Exhibit(s) attached hereto) supersedes, replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Employee and Employer and constitutes the entire agreement between Employee and Employer with respect to the subject matter of this Agreement, except for (i) the Employee Proprietary Information Agreement referred to in Section 3(d) hereof, and (ii) the stock option, restricted stock award and other agreements of the nature contemplated under Section 8 hereof, each of which shall remain in full force and effect. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of Employer or by any written agreement unless signed by an officer of Employer who is expressly authorized by the Board to execute such document.

          (c) If any provision of this Agreement or application thereof to any one or under any circumstances should be determined to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application. In addition, if any provision of this Agreement is held by an arbitration panel or a court of competent jurisdiction to be invalid, unenforceable, unreasonable, unduly restrictive or overly broad, the parties intend that such arbitration panel or court modify said provision so as to render it valid, enforceable, reasonable and not unduly restrictive or overly broad.

          (d) The internal laws of the State of Texas will govern the interpretation, validity, enforcement and effect of this Agreement without regard to the place of execution or the place for performance thereof.

          (e) The covenants, agreements, rights and obligations of Employer under this Agreement, and the covenants, agreements, rights and obligations of Employee under this Agreement, shall survive the termination of this Agreement for any reason including, but not limited to, the termination of Employee's employment with Employer. All covenants, agreements, indemnities, warranties, rights and obligations contained herein shall continue for so long as necessary in order for Employer and Employee to enforce their rights hereunder.

Section 14. Arbitration.

          (a) Employer and Employee agree to submit to final and binding arbitration any and all disputes or disagreements concerning the interpretation or application of this Agreement. Any such dispute or disagreement will be resolved by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA Rules"). Arbitration will take place in Houston, Texas, unless the parties mutually agree to a different location. Within 30 calendar days of the initiation of arbitration hereunder, each party will designate an arbitrator. The appointed arbitrators will then appoint a third arbitrator. Employee and Employer agree that the decision of the arbitrators will be final and binding on both parties. Any court having jurisdiction may enter a judgment upon the award rendered by the arbitrators. In the event the arbitration is decided in whole or in part in favor of Employee, Employer will reimburse Employee for his or her reasonable costs and expenses of the arbitration (including reasonable attorneys' fees).

          (b) Notwithstanding the provisions of Section 14(a), Employer may, if it so chooses, bring an action in any court of competent jurisdiction for injunctive relief to enforce Employee's obligations under Sections 3(b), 3(c), 3(d), 3(e) and 12 hereof.

Section 15. Additional Agreements.

     Employer and Employee shall enter into that certain Restricted Stock Award Agreement in the form attached hereto as Exhibit B and that certain Incentive Agreement for Nonstatutory Stock Option in the form attached hereto as Exhibit C on Employee's first date of employment with Employer.

                       SIGNATURES TO FOLLOW ON NEXT PAGE

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as to be effective as of the Effective Date.

                                    EMPLOYER:

                                    INPUT/OUTPUT, INC.

                                    By: ROBERT P. PEEBLER

                                        /s/ ROBERT P. PEEBLER
                                        ---------------------

                                    EMPLOYEE:

                                    J. MICHAEL KIRKSEY

                                    /s/ J. MICHAEL KIRKSEY
                                    ----------------------

                                                EXHIBIT A - EMPLOYMENT AGREEMENT

                      AGREEMENT AND RELEASE OF ALL CLAIMS

     This Agreement, entered into as of the date written by Employee's signature below, is by and between Input/Output, Inc. ("Input/Output"), a Delaware corporation, and Michael Kirksey ("Employee"). (As used in this Agreement, the term "Input/Output" includes Input/Output, Inc., and all of its subsidiary and affiliated companies.)

     Input/Output and Employee agree as follows:

     Section 1. Within 5 business days after the Separation Date, as defined in
Section 3 below, and whether or not Employee executes and returns this Agreement, Input/Output will pay Employee the following amounts:

          o    Employee's regular base salary prorated through the Separation
               Date;

          o    Employee's vacation pay accrued as of the Separation Date; and

          o any expense reimbursement owed to Employee under Input/Output policy.

All of the above amounts will be REDUCED by applicable taxes and withholding.

     Section 2. During the one-year period ending on the first anniversary of the Separation Date, Employer shall, subject in all respects to the terms of the Employment Agreement between Employer and Employee dated _____________,2003 (herein referred to as the "Employment Agreement"), pay to Employee an aggregate amount (the "Severance Payment") equal to (i) one times (lx) Employee's Base Salary (as defined in the Employment Agreement at the highest annual rate in effect on or before the Separation Date (but prior to giving effect to any reduction therein which precipitated such termination) plus (ii) Employee's bonus payment, if any, made in the fiscal year prior to the year in which the Date of Termination occurs, which Severance Payment will be paid to Employee in twelve (12) equal monthly installments during such one-year period (subject to the terms of the Employment Agreement). All amounts so paid will be REDUCED by applicable taxes and withholding.

     [IF APPLICABLE: In addition, Employer will pay or provide for Employee's medical, dental, health, and hospital coverage for one year, in accordance with
Section 6(d)(4) of the Employment Agreement.]

                                    EXHIBIT A

                                                EXHIBIT A - EMPLOYMENT AGREEMENT


     Section 3. Employee's termination from employment will be effective at the close of business on the Separation Date. The SEPARATION DATE as used in this Agreement means ___________,200__.

     Section 4. Employee agrees to release Input/Output from any claims he has or may have against Input/Output as of the date he signs this Agreement. The claims he is releasing include all of the following:

          o    any claims under any bonus or incentive plans;

          o any claims for tortious action or inaction of any sort ("tortious action or inaction" means, among other things, claims for such things as negligence, fraud, libel, or slander);

          o any claims arising under the Age Discrimination in Employment Act of 1967 as amended (29 U.S.C. Section 621, et seq.) (the Age Discrimination in Employment Act of 1967 prohibits, in general, discrimination against employees on the basis of age);

          o any claims arising under Title VII of the Civil Rights Act of 1964 as amended (42 U.S.C. Section 2000e, et seq.), or the Texas Commission on Human Rights Act (Texas Labor Code Section 21.001, et seq.) (both of these statutes, in general, prohibit discrimination in employment on the basis of race, religion, national origin or gender);

          o any claims arising under the Americans with Disabilities Act of 1990, as amended (42 U.S.C. Section 12101, et seq.) (the Americans with Disabilities Act of 1990 prohibits, in general, discrimination in employment on the basis of an employee's or applicant's disability);

          o any claims arising under Texas Labor Code Sections 451.001, et seq. for retaliation or discrimination in connection with a claim for workers' compensation benefits; and

          o any claims for breach of contract, wrongful discharge, constructive discharge, retaliation, or conspiracy.

          The release contained in this Section 4 WILL NOT affect any of the following:

                                    EXHIBIT A

                                                EXHIBIT A - EMPLOYMENT AGREEMENT


          o Employee's rights or benefits under Input/Output's 401(k) retirement savings plan, Input/Output's Employee Stock Purchase Plan, or any pension or retirement plan in which Employee is a participant on the Separation Date (Employee's rights and benefits will be determined by the applicable plan documents);

          o Employee's right to elect continued health and/or dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA");

          o Employee's right to exercise any options to purchase Input/Output common stock in accordance with the terms of the applicable stock option grant;

          o Employee's rights under any restricted stock agreement between Employee and Input/Output under the terms of which Employee has been granted Input/Output restricted stock;

          o Employee's rights under that certain Indemnity Agreement with Employer dated March 23, 2002;

          o Any other benefit to which Employee may be entitled under any other health or benefit plan in accordance with the applicable plan documents; or

          o Employee's rights under any workers' compensation statue; the Jones Act 46 U.S.C. Appx. Section 688, as amended; general maritime law or similar laws; and any other right Employee may have with respect to bodily injury.

     Section 5. Input/Output and Employee agree that this Agreement is a binding contract. The purpose of the Agreement is to compromise doubtful or disputed claims, avoid litigation, and buy peace. Employee agrees that although Input/Output is making payment to Employee in exchange for a release of claims, Input/Output does not admit any wrongdoing of any kind.

     Section 6. Employee agrees to assist Input/Output in defending any legal proceedings against Input/Output arising out of matters which occurred on or prior to the Separation Date. Input/Output agrees to reimburse Employee for his time and expense or costs he may incur in that regard.

     Section 7. Employee confirms that after the Effective Date he remains subject to and agrees to comply with:

                                    EXHIBIT A

                                                EXHIBIT A - EMPLOYMENT AGREEMENT


          o those obligations of confidentiality contained in Section 3(b) and 3(c) of the Employment Agreement;

          o    the provisions relating to competition with Employer contained in
               Section 10 of the Employment Agreement;

          o the provisions relating to solicitation or hiring of Employer's employees contained in Section 10 of the Employment Agreement; and

          o the terms of the Employee Confidentiality and Intellectual Property Agreement with Employer which Employee signed effective____________, 200__.

     Section 8. This Agreement has been delivered to Employee on _______, 200__.

          o Employee will have 21 calendar days from _______ or until the close of business on to decide whether to sign and return this Agreement and be bound by its terms. In the event Employee has not signed and returned this Agreement to Input/Output on or before __________, this Agreement will become null and void.

          o Input/Output and Employee agree that if they agree to change the terms of this Agreement in any manner after it is delivered to Employee, even if the changes are material, the 21-day period specified in the previous paragraph will not restart or be extended.

          o After signing this Agreement, Employee will have the right to revoke the Agreement for a period of 7 calendar days after signing it by (a) notifying Input/Output in writing that Employee revokes the Agreement and (b) returning to Input/Output any consideration paid Employee under Section 2 above. In the event Employee revokes the Agreement, it will become null and void.

     Section 9. Employee acknowledges that he has read this Agreement. He understands that, except for the exceptions set out in Section 4 above, this Agreement will have the effect of waiving any claim he may pursue against Input/Output.

     Section 10. Employee acknowledges that he makes this Agreement knowingly and voluntarily.

                                    EXHIBIT A

                                                EXHIBIT A - EMPLOYMENT AGREEMENT


     Section 11. This Agreement constitutes the entire understanding between Input/Output and Employee with respect to the subject matter hereof.

     Section 12. This Agreement will benefit and be binding upon Input/Output and its successors and assigns and Employee and his successors and legal representatives. Employee will not assign or attempt to assign any of his rights under this Agreement.

     Section 13. If a court determines that any provision of this Agreement is invalid, the other provisions will remain in effect.

     Section 14. This Agreement will be governed by, construed under, and enforced in accordance with the laws of the State of Texas, not including, however, its conflicts of law rules that might otherwise refer to the law of another forum or jurisdiction.

     Section 15. This Agreement will become effective and enforceable only after a period of 7 days has expired following Employee's execution and delivery of this Agreement to Input/Output (this date is referred to in this Agreement as the "EFFECTIVE DATE").

                   THIS AGREEMENT IS SUBJECT TO ARBITRATION IN
                      ACCORDANCE WITH THE FOLLOWING SECTION

     Section 16. Employer and Employee agree to submit to final and binding arbitration any and all disputes or disagreements concerning the interpretation or application of this Agreement. Any such dispute or disagreement will be resolved by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA Rules"). Arbitration will take place in Houston, Texas, unless the parties mutually agree to a different location. Within 30 calendar days of the initiation of arbitration hereunder, each party will designate an arbitrator. The appointed arbitrators will then appoint a third arbitrator. Employee and Employer agree that the decision of the arbitrators will be final and binding on both parties. Any court having jurisdiction may enter a judgment upon the award rendered by the arbitrators. In the event the arbitration is decided in whole or in part in favor of Employee, Employer will reimburse Employee for his reasonable costs and expenses of the arbitration (including reasonable attorneys' fees).

     Notwithstanding the provisions of the previous paragraph, Employer may, if it so chooses, bring an action in any court of competent jurisdiction for injunctive relief to enforce Employee's obligations under Section 7 of this Agreement.

                                    EXHIBIT A

                                                EXHIBIT A - EMPLOYMENT AGREEMENT


     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

                               INPUT/OUTPUT:

                               INPUT/OUTPUT, INC.
                               On its own behalf and on behalf of its subsidiary and affiliated companies

                               By:
                                  ----------------------------------------------


                               NOTICE TO EMPLOYEE

BY SIGNING THIS DOCUMENT, YOU MAY BE GIVING UP IMPORTANT LEGAL RIGHTS. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING AND RETURNING THIS DOCUMENT TO INPUT/OUTPUT.

                               EMPLOYEE:


                               -------------------------------------------------

                               Date:
                                    --------------------------------------------

                                    EXHIBIT A